Exhibit  23.3



                                CONSENT OF EXPERT
                            -------------------------

     This Consent of Expert (the "Consent") is granted this 4th day of February, 2006 by Sookochoff Consultants Inc., (the "Expert") to Claron Ventures, Inc., a Nevada corporation (the "Company"), to be effective as of the date of signing.

     Pursuant to Item 601(b)(23) of Regulation S-B, the Expert hereby authorizes the Company to use, summarize and reference any professional works, publications, reviews and/or estimates produced by the Expert and/or Expert's biographical information for the purposes of filing a prospectus with the Securities and Exchange Commission, to be made publicly available. Additionally, Expert consents to being listed as an "Expert" herein. Furthermore, the Expert acknowledges that any professional judgment on his behalf may produce an impact on the Company's operating and financing strategies.

                                    * * * * *

     IN WITNESS WHEREOF, Sookochoff Consultants Inc. hereby consent to the aforesaid conditions and circumstances and agree to be named an expert pursuant to Section 7(a) of the Securities Act.

                         SOOKOCHOFF  CONSULTANTS  INC.

                         By:   /s/Laurence Sookochoff
                               ---------------------------------
                         Its:  President
                               ---------------------------------
               Printed  Name:  Laurence Sookochoff
                               ---------------------------------

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